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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07795 AND 333-25227) of VERITAS Software Corporation of our report dated September 21, 1998 (except for the second paragraph of the Summary of Significant Accounting Policies footnote, as to which the date is April 8,
1999), with respect to the combined financial statements of the Network & Storage Management Group incorporated by reference in this Report (Form 8-K/A).


                                       ERNST & YOUNG LLP

San Jose, California
August 9, 1999